Exhibit 99

United Heritage Corporation Announces Financial Results
for the Three Months Ended June 30, 2007

Midland, Texas, August 20, 2007 – United Heritage Corporation (NASDAQ: UHCP) today announced its financial results for the three months ended June 30, 2007.

Revenues for the three month period were $3,860, a decrease of $304,605 or approximately 98.7%, as compared to revenues of $308,465 for the three months ended June 30, 2006. The decrease in sales revenue for the three months ended June 30, 2007 was due primarily to the fact that the Company sold its oil and gas assets in New Mexico on March 30, 2007.

Total operating costs and expenses of $443,647 for the three months ended June 30, 2007 reflect a decrease of $514,428, or approximately 53.7%, for the three months ended June 30, 2007 as compared to operating expenses of $958,075 for the three months ended June 30, 2006. The overall reduction in operating costs and expenses resulted primarily from the sale of the Company’s New Mexico oil and gas assets, which resulted in a decrease of general and administrative expenses by $423,819, or approximately 68.2%, from $620,995 in the three months ended June 30, 2006 to $197,176 in the three months ended June 30, 2007.

Net income for the three months ended June 30, 2007 was $118,866 as compared to a net loss of $700,699 for the three months ended June 30, 2006. The increase in net income was due primarily to the gain realized from the transfer of certain restricted securities to Lothian Oil Inc. in payment of a loan.

Income per share was $0.02 for the three months ended June 30, 2007 as compared with a net loss per share of $0.11 for the three months ended June 30, 2006.

The Company ended the period with cash of $37,676 as compared to cash of $152,735 at June 30, 2006. Operating activities used $1,455,225 of cash in the three months ended June 30, 2007. Cash was used primarily for accounts payable and accrued expenses, which totaled $1,467,444 offset, in part, by accounts receivable of $377,677. No cash was used in investing activities during the three months ended June 30, 2007. In comparison, during the three months ended June 30, 2006 we used $3,081,696 in cash to improve our oil and gas properties and equipment. The Company’s total liabilities at June 30, 2007 were $5,066,282 as compared to $9,179,582 at March 31, 2007, the end of the 2007 fiscal year. The significant decrease in the Company’s total liabilities resulted from the repayment of loans provided by Lothian Oil Inc., formerly the Company’s largest shareholder.

The Company’s revenues have not been adequate to support its operations. In the past, the Company relied primarily on loans from Lothian Oil Inc., formerly its largest shareholder, to finance its operations. Due to the bankruptcy of Lothian Oil Inc. and the subsequent sale of its common stock to Mr. Walter Mize, Lothian Oil Inc. will no longer provide funds to the Company for its operations. Mr. Mize, who is now the Company’s largest shareholder, has advanced a total of $87,024 to the Company since July 31, 2007, but he is under no obligation to continue advancing money to it. If Mr. Mize does not continue to provide operating funds to the Company and it is unsuccessful in obtaining funds from other sources, it may be required to cease its operations.

Safe Harbor
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and our ability to overcome negative publicity relating to the restatement of our proved reserves. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

United Heritage Corporation
Consolidated Condensed Statements of Operations (unaudited)

	THREE MONTHS ENDED June 30,
	2007	2006
OPERATING REVENUES
Oil and gas sales	$3,860	$308,465
TOTAL OPERATING REVENUES	3,860	308,465

OPERATING COSTS AND EXPENSES
Production and operating	32,562	165,706
Depreciation and depletion	338	171,374
Accretion of asset retirement obligation	1,244	4,133
General and administrative	197,176	620,995
Bad debt expense	(142,596)	—
Put option expense	69,728	—
TOTAL OPERATING COSTS AND EXPENSES	443,647	958,075

LOSS FROM OPERATIONS	(439,787)	(649,610)

OTHER INCOME (EXPENSE)
Gain on sale of investments	303,155	—
Gain on forgiveness of debt	313,872	—
Interest expense	(58,377)	(51,089)
Income (loss) before income tax	118,866	(700,699)

INCOME TAX BENEFIT	—	—

NET INCOME (LOSS)	$118,866	$(700,699)

Gain (loss) per share (basic)	$0.02	$(0.11)

Weighted average number of shares (basic)	6,446,850	6,446,850

United Heritage Corporation
Consolidated Condensed Balance Sheets

	June 30, 2007	March 31, 2007
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash	$37,676	$1,671,672
Accounts receivable	92,993	470,670
Inventory	28,540	31,417
Prepaid expenses	58,659	34,909
Total current assets	217,868	2,208,668

INVESTMENT in Cano Petroleum common stock, at fair value (restricted)	—	1,827,000

OIL AND GAS PROPERTIES, accounted for Using the full cost method, net of accumulated depletion and depreciation of $0 at June 30 and March 31, 2007
Proved	—	—
Unproved	5,864,587	5,864,587
	5,864,587	5,864,587

PROPERTY AND EQUIPMENT, at cost
Equipment, furniture and fixtures	-	74,244
Vehicles	6,752	158,452
	6,752	232,696
Less accumulated depreciation	(4,465)	(149,392)
	2,287	83,304

TOTAL ASSETS	$6,084,742	$9,983,559

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$382,698	$1,835,148
Accounts payable, related party	634,184	797,088
Accrued expenses	343,750	343,750
Accrued interest, related party	71,254	451,485
Accrued put option liability	2,796,914	—
Total current liabilities	4,228,800	3,427,471

LONG-TERM LIABILITIES
Asset retirement obligation	84,186	82,942
Note payable, related parties	753,296	2,941,983
Accrued put option liability	—	2,727,186
Deferred tax liability	—	—
Total liabilities	5,066,282	9,179,582

SHAREHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 125,000,000 shares authorized; 6,446,850 shares Issued and outstanding:	6,447	6,447
Additional paid-in capital	43,892,293	43,796,676
Accumulated deficit	(42,880,280)	(42,999,146)
Total Shareholders’ Equity	1,018,460	803,977

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,084,742	$9,983,559

United Heritage Corporation
Consolidated Condensed Statements of Cash Flows (unaudited)

	THREE MONTHS ENDED June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net gain (loss)	$118,866	$(700,699)
Adjustments to reconcile net loss
To net cash provided by (used in) operating activities:
Depreciation and depletion	338	171,374
Accretion of asset retirement obligation	1,244	—
Gain on sale of investments	(303,155)	—
Gain on forgiveness of debt	(313,872)
Gain on sale of property and equipment	(13,351)	—
Realization of stock options issued	95,617	113,867
Put option expense	69,728	—
Changes in assets and liabilities:
Accounts receivable	377,677	(45,720)
Inventory	2,877	(23,793)
Other current assets	(23,750)	(4,204)
Deferred tax	-	—
Accounts payable and accrued expenses	(1,467,444)	1,887,672
Net cash (used in) provided by operating activities	(1,455,225)	1,398,497

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	—	(2,898,851)
Additions to equipment	—	(182,845)
Net cash used in investing activities	—	(3,081,696)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings, related party	153,218	1,759,568
Payments on note payable, related party	(331,989)	—
Net cash provided by (used in) financing activities	(178,771)	1,759,568

(Decrease) increase in cash and cash equivalents	(1,633,996)	76,369

Cash at beginning of period	1,671,672	76,366

Cash at end of period	$37,676	$152,735

Non-cash Investing and Financing Activities
Investment applied to note payable-related party and accrued interest-related party	2,130,155	—
Proceeds from sale of equipment applied to accounts payable-related party	94,030	—